Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and "Selected Historical Consolidated Financial Data of Ventas" and to the use of our report dated February 22, 2005 with respect to the consolidated financial statements and schedule of Ventas, Inc., in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-124379) and related Prospectus of Ventas, Inc. for the registration of 14,653,929 shares of its common stock.

                      /s/ Ernst & Young LLP

Chicago, Illinois
May 16, 2005